UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 23, 2005
                                -----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                      0-26028                  22-2671269

(State or Other Jurisdiction of (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act. (17 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act.  (17 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

On February 23, 2005, we entered into a Stock Option Agreement, pursuant to our 2004 Non-Statutory Stock Option Plan, to provide as an added incentive to our Chief Executive Officer, Timothy B. Hansen, an option to purchase 1,500,000 shares at an option exercise price of $.32, which was the fair market value on the date of the grant. The shares will vest over a three-year period in accordance with a schedule included in the agreement. Jay S. Bendis, Co-Chairman of the Board of Directors, signed the agreement on behalf of the Company.

The Stock Option Agreement is attached as Exhibit 99.1 to this report and is incorporated by reference.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

               (c) Exhibits

Exhibit No.             Description of Exhibits

99.1                    Stock Option Agreement for Timothy B. Hansen, CEO.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated February 24, 2005


                                     /s/ Allan L. Schwartz
                                     ---------------------
                                     By: Allan L. Schwartz
                                     Executive Vice President
                                     Chief Financial Officer